UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 15, 2011

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, CA 92612
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2011, we held our annual meeting of shareholders. Three proposals were placed before our shareholders: proposal one, to elect directors; proposal two, to approve the issuance of 1,870,000 shares of common stock in exchange for Series B Preferred stock issued in December 2010; and proposal three, to ratify the appointment of Crowe Horwath LLP as our independent auditors for the fiscal year ending December 31, 2011.

Six individuals were nominated for election to our board of directors at the meeting, comprising the entire board. Such individuals received votes as follows, and each of the following six was elected to our board of directors:

	Votes for	Votes withheld	Broker non-votes
Charles E. Bradley, Jr.	11,429,023	181,922	3,033,042
Chris A. Adams	11,503,728	107,217	3,033,042
Brian J. Rayhill	11,474,821	136,124	3,033,042
William B. Roberts	11,435,808	175,137	3,033,042
Gregory S. Washer	11,490,114	120,831	3,033,042
Daniel S. Wood	11,503,853	107,092	3,033,042

Proposals two and three were approved, on the following votes:

	Votes for	Votes against	Abstentions	Broker non-votes
Proposal Two	10,464,097	236,465	910,383	3,033,042
Proposal Three	14,524,467	63,017	56,478	25

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: June 21, 2011	By:	/s/ MARK CREATURA
Mark Creatura Senior Vice President and Secretary Signing on behalf of the registrant